United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported): December 2, 2003



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




      State of Incorporation                IRS Employer Identification No.
            Delaware                                  06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item  9 - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure."

On December 2, 2003, the registrant furnished a press release announcing the realignment of its organizational structure to enhance customer and shareholder value.


                                   Signatures
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               PITNEY BOWES INC.

December 4, 2003





                               /s/ B.P. Nolop
                               ----------------------------------------------
                               B. P. Nolop
                               Executive Vice President and
                               Chief Financial Officer
                               (Principal Financial Officer)





                               /s/ J.R. Catapano
                               ----------------------------------------------
                               J. R. Catapano
                               Controller
                               (Principal Accounting Officer)



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                               Index to Exhibit

Exhibit                Description
-------                -----------------------------------------------------
   99.1                Press release, dated December 2, 2003.

                                                                   EXHIBIT 99.1
                                                                   ------------


PITNEY BOWES REALIGNS ORGANIZATIONAL STRUCTURE
----------------------------------------------
Company Creates Customer-Facing Organizations as Next Step in its Growth Plan
-----------------------------------------------------------------------------
to Enhance Customer and Shareholder Value
-----------------------------------------

STAMFORD, Conn., December 2, 2003 - Pitney Bowes Inc. (NYSE: PBI) today unveiled a new organizational structure featuring two customer-facing businesses: Global Mailstream Solutions, led by Murray Martin, Executive Vice President and Group President, and Enterprise Solutions, led by Matthew Kissner, Executive Vice President and Group President.
         This new alignment is the next step in the company's growth plan, according to Michael J. Critelli, Chairman and Chief Executive Officer. "We previously identified $250 billion in opportunities to engineer the flow of communication within the global marketplace. Over the last few years we have been systematically transforming our business to take advantage of these opportunities and deliver enhanced customer and shareholder value. We have restructured our organization based on the customers we serve in order to enhance customer focus, facilitate growth and support sustained operational efficiency and effectiveness. By segmenting our operations based on customer needs as opposed to our historical structure, which was driven by our product offerings, we are underscoring our understanding that our future growth will be driven as much by customer focus and relationships as it will by innovation." The formation of these groups also aligns the company's organizational structure with its financial reporting structure.
         Global Mailstream Solutions will serve mailers, shippers and posts around the world with the industry's most comprehensive, technologically advanced mailing systems, software and services, such as work sharing.
Murray Martin, previously head of Pitney Bowes Global Mailing Systems, is well suited to lead this operation, according to Critelli.

                                      (1)

"Murray is a seasoned strategic leader with extensive global management experience and industry expertise in both mailing and document management solutions. Throughout his 16 years with the company he has specialized in building strong relationships with key customers, posts and partners, improving operational efficiency and profitability, developing and implementing new go-to-market strategies, and identifying new opportunities on a global basis.
We have been energized by the exciting strategic vision he has created and articulated for the future of global mail communication and the role
Pitney Bowes can play in it."
         Martin joined Pitney Bowes as President and CEO of Dictaphone Canada Ltd. in 1987. In 1990, he was promoted to President of Pitney Bowes Copier Systems. He stabilized the business and returned it to profitability, all the while providing it with a vision and platform for growth. As President of Pitney Bowes International for three years, he managed the profitable turnaround of the company's international portfolio that at the time included businesses in over 100 countries, and he created new businesses for Pitney Bowes in markets such as New Zealand, South Africa, Thailand and China. Martin was named Group President of Global Mailing Systems in 2001. Since that time, he has been the strategic architect of over ten acquisitions in Europe, Asia and North America, and most recently led the company's expansion into the pre-sort market with the acquisition of the PSI Group in Omaha, Nebraska and the subsequent growth of their national network into 20 cities. Prior to joining Dictaphone and Pitney Bowes, Martin worked at Monroe Systems for Business, a division of Litton Industries, where he was appointed president at the age of 29 and was elected to the boards of Litton Business Systems and Litton Business and Industrial Systems. Martin serves on numerous community boards and organizations including United Way International and the Forum of World Affairs.
         The Enterprise Solutions organization will focus on delivering innovative systems, software and business and professional services to address the complex, high volume mail and document management needs of large enterprises. Matthew Kissner, most recently head of Pitney Bowes Information Solutions is the leader best suited for the new organization, according to Critelli.


                                      (2)

"Matt is an innovative leader with a strong track record in financial services and building new products and businesses that complement and expand our traditional offerings, as well as building the company's brand with enterprise customers. During his eight years with the company, Matt has led strong revenue growth by developing and launching a variety of successful new financial services and mailing services products, growing our base of small business customers, and building direct marketing capabilities in telemarketing, direct mail and the Internet. More recently, he drove the company's Six Sigma performance excellence program."
         Kissner joined Pitney Bowes in January 1995 as President and Chief Executive Officer of Pitney Bowes Credit Corporation, where he expanded the range of innovative financial services products available to the company's customers. He was named Executive V. P. for Small Business and Financial Services where for two years he led the expansion of the company's base of small business customers and enhanced the organizational capacity for multi-channel sales and marketing, including the Internet. Most recently, Kissner assumed responsibility for the Document Messaging Technologies unit, a global business serving the high volume mail and document processing needs of large enterprises, where he is in the midst of shifting the business from a traditional hardware orientation to a software and services model where information is as important to the client as physical output. He is also responsible for Pitney Bowes' corporate marketing and brand strategy, and the corporate quality and productivity initiative around the Six Sigma methodology. Prior to joining Pitney Bowes, Kissner was Division Head of Bankers Trust Company's largest private banking division, where he played a key role in repositioning the institution's business. He spent most of his early career at Citibank, holding a number of senior line and staff roles in the consumer business. He is a director of John Wiley & Sons, Inc., a $1 billion leading publisher for scientific, technical and medical communities worldwide. Recently, Kissner was appointed to Governor Rowland's Council on Economic Competitiveness and Technology. He is also an active member of the Connecticut Special Olympics and the Regional Plan Association.
          Karen Garrison, long an outspoken advocate for making Pitney Bowes more customer-focused, served on the team whose recommendations formed the basis of this new structural alignment. During this process, Garrison decided to accelerate her previously planned retirement to pursue other personal and community interests.


                                      (3)

During the next year, she will complete her work on the company's real estate and facilities optimization plan while continuing to be a major contributor in the development and implementation of its mail and document management strategy.
         Garrison's career with Pitney Bowes and its former subsidiary Dictaphone spans over twenty-five years in a series of executive positions in manufacturing, customer service, finance and operations. She became the leader of the company's Business Services operation in 1999. She led the organization through its most significant growth period, going from $576 million in revenue to $975 million in 2002, including the successful acquisition and integration of Danka Services International, Shell Services International and most recently, DDD Company. One of the most memorable examples of her strong, compassionate leadership was during the fall of 2001 when she ably led the organization and its customers through the aftermath of the 9/11 attacks and the anthrax bio-terrorism incidents. Garrison's financial and operational expertise leaves Pitney Bowes with a good foundation for translating the company's vision of integrated mail and document management into benefits for its customers and shareholders. "We are thankful for Karen's strong leadership of Pitney Bowes Business Services over the last four years, both in terms of the growth initiatives she lead and the transformation process she started and took forward. We appreciate that we will be able to capitalize on the depth and breadth of her experience until her retirement," commented Critelli.
         "We are on track with our strategic imperatives to enhance our core businesses, streamline our infrastructure and execute our growth strategies. Today's actions are designed to take us to the next phase of transformation and growth," Critelli concluded.
         Pitney Bowes engineers the flow of communication. The company is a $4.4 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------

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